Exhibit 5.2

Baker & McKenzie LLP Bank of America Center 700 Louisiana, Suite 3000 Houston, Texas 77002-2755, USA Tel: +1 713 427 5000 Fax: +1 713 427 5099 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

July 1, 2016

Cardtronics plc
Cardtronics, Inc.
Cardtronics USA, Inc.
Cardtronics Holdings, LLC
ATM National, LLC
Cardtronics DR, LLC
Cardtronics Holdings Limited
CATM Holdings LLC
3250 Briarpark Drive, Suite 400
Houston, Texas 77042

Re:                             Post- Effective Amendment No. 1 to Registration Statement on Form S-3 of Cardtronics plc, Cardtronics, Inc., Cardtronics USA, Inc., Cardtronics Holdings, LLC, ATM National, LLC, Cardtronics DR, LLC, Cardtronics Holdings Limited and CATM Holdings LLC

Ladies and Gentlemen:

We have acted as securities counsel to Cardtronics plc, a public limited company organized under the laws of England and Wales (“Cardtronics plc”), Cardtronics, Inc., a corporation organized under the laws of Delaware (“Cardtronics Delaware”), Cardtronics USA, Inc., a corporation organized under the laws of Delaware (“Cardtronics USA”), Cardtronics Holdings, LLC, a limited liability company organized under the laws of Delaware (“Cardtronics Holdings”), ATM National, LLC, a limited liability company organized under the laws of Delaware (“ATM National”), Cardtronics DR, LLC, a limited liability company organized under the laws of Delaware (“Cardtronics DR”), Cardtronics Holdings Limited, a private limited company organized under the laws of England and Wales (“Cardtronics UK Limited”) and CATM Holdings LLC, a limited liability company organized under the laws of Delaware (together with Cardtronics USA, Cardtronics Holdings, ATM National, Cardtronics DR and Cardtronics UK Limited, collectively, the “Other Subsidiary Guarantors” and the Other Subsidiary Guarantors together with Cardtronics plc and Cardtronics Delaware, the “Opinion Parties” and each an “Opinion Party”) in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-210455) (as amended, the “Registration Statement”) to be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate number of: (i) Class A ordinary shares, nominal value $0.01 per share, of Cardtronics plc, (ii) debt securities of Cardtronics plc, in one or more series, consisting of notes, debentures, or other evidences of indebtedness (the “UK Debt Securities”); (iii) debt securities of Cardtronics Delaware, in one or more series, consisting of notes, debentures, or other evidences of indebtedness (the “Delaware Debt Securities” and, together with the UK Debt Securities, the “Debt Securities”); and (iv) guarantees of (A) the UK Debt Securities by Cardtronics Delaware and the Other Subsidiary Guarantors and (B) the Delaware Debt Securities by Cardtronics plc and the Other Subsidiary Guarantors (collectively, the “Guarantees” and, together with the Debt Securities, the “Offered Securities”).

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the form of Indenture related to the UK Debt Securities to be filed as an exhibit to the Registration Statement (the “UK Indenture”), (ii) the form of Indenture related to the Delaware

Debt Securities to be filed as an exhibit to the Registration Statement (together with the UK Indenture, the “Indentures”), (iii) the governing documents and agreements, as applicable, of each of the Opinion Parties, (iv) resolutions of the board of directors, board of managers or members, as applicable, of each of the Opinion Parties and (v) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Opinion Parties as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Opinion Parties.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of Cardtronics Delaware and the Other Subsidiary Guarantors (excluding Cardtronics UK Limited)) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) the Indentures, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (x) with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the SEC with respect to such trustee, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the applicable Opinion Parties and the other parties thereto and (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We have also assumed that the applicable Opinion Parties have complied and will comply with all aspects of the laws of all relevant jurisdictions (including, as applicable, the laws of England and Wales and the State of Delaware) in connection with the transactions contemplated by, and the performance of its obligations with respect to, the issuance of the Offered Securities. We have also assumed that the Offered Securities and each of the Indentures will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the applicable Opinion Parties of, and the performance of their respective obligations under, the Indentures and the Offered Securities will not, violate, conflict with or constitute a default under (i) the respective governing documents of the applicable Opinion Parties or any agreement or other instrument to which any Opinion Party or, if applicable, any of their respective properties are subject, (ii) any law, rule or regulation to which any Opinion Party is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (A) prior to the issuance of any Offered Securities, each of the Indentures, any applicable supplemental indentures and each certificate, note or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the applicable Opinion Parties under applicable law, (B) the choice of New York law in each of the Indentures and any applicable supplemental indenture is legal and valid under the laws of any other applicable jurisdictions, (C) the

July 1, 2016	Page 2

execution and delivery by the applicable Opinion Parties of each of the Indentures, any applicable supplemental indenture and each other certificate, note or executed document evidencing Offered Securities and the performance by the applicable Opinion Parties of their respective obligations thereunder will not violate or conflict with any laws of England and Wales or the State of Delaware, and (D) the applicable Opinion Parties will have otherwise complied with all aspects of the laws of England and Wales and the State of Delaware, as applicable, in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that, with respect to any series of the Debt Securities to be offered by Cardtronics Delaware or Cardtronics plc (the “Offered Debt Securities”) and any Guarantees of the Offered Debt Securities to be offered by the Opinion Parties (the “Offered Guarantees”) pursuant to the Registration Statement, when (i) the terms of the Offered Debt Securities and the Offered Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture (including any applicable supplemental indenture), (ii) the Offered Debt Securities and the Offered Guarantees have been offered and sold in accordance with the applicable Indenture (including any applicable supplemental indenture), the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement and (iii) the applicable Indenture (including any applicable supplemental indenture) relating to the Offered Debt Securities and the Offered Guarantees has been duly executed and delivered by each party thereto and the Offered Debt Securities and the Offered Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable Indenture (including any applicable supplemental indenture) and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities or Guarantees duly issued upon conversion, exchange or exercise of any Debt Securities) and the Offered Guarantees will be binding obligations of each applicable Opinion Party, respectively.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the corporate laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of United States of America and we do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

July 1, 2016	Page 3

In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ BAKER & McKENZIE LLP

BAKER & McKENZIE LLP

July 1, 2016	Page 4